EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-238240), of our report dated September 28, 2023 on the consolidated financial statements of Propanc Biopharma, Inc. and Subsidiary as of and for the years ended June 30, 2023 and 2022, which report is included in the Annual Report on Form 10-K of Propanc Biopharma, Inc. for the year ended June 30, 2023.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 28, 2023